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                                                            EXHIBIT (n)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
    Van Kampen American Capital Senior Floating Rate Fund:

We consent to the use of our opinion in the Statement of Additional Information and the reference to our Firm under the heading "Experts" in the Prospectus.

Chicago, Illinois
February 17, 1998             /s/ KPMG Peat Marwick LLP